UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                              CHAPTER 11 CASE NO. 01-12974 (SMB)


                            TELIGENT, INC., et al.,1
                                     DEBTOR


                       Monthly Operating Statement for the
                      Period June 1, 2002 to June 30, 2002


Debtor's Address
Teligent, Inc.
460 Herndon Parkway, Suite 100
Herndon, VA 20170
                                             Period Disbursement:  $2,738,744
Debtor's Attorney
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois 60601

                                             Period Operating Loss: ($1,755,000)


         The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and trustful to the best of my knowledge. The Debtors have had numerous members of their senior and middle management team, including the chief financial officer, chief executive officer, and numerous managers with finance responsibilities, depart. Accordingly, the information contained in this report is qualified in its entirety by the generally available information at the time of its preparation. The Debtors reserve the right to amend this report should they deem it necessary.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.


July 15, 2002                                By: /s/ Barbara A. Sweasy
                                                 -------------------------
                                                 Barbara A. Sweasy
                                                 Assistant Treasurer

Indicate if this is an amended statement by checking here.
                                                Amended Statement____________

--------
1 The Debtors are the following entities: Teligent, Inc.; Teligent Services, Inc.; Xandu Shell Corp. (f/k/a American Long Lines, Inc.); Association Communications, Inc.; Auctel, Inc.; BackLink, L.L.C.; Winston Shell Corp. (f/k/a Easton Telecom Services, Inc.); Quincy Shell Corp. (f/k/a Executive Conference, Inc.); FirstMark Communications, Inc.; Sawyer Shell Corp. (f/k/a InfiNet Telecommunications, Inc.); JTel, L.L.C.; KatLink, L.L.C.; OMC Communications, Inc.; Quadrangle Investments, Inc.; Atlantis II Shell Corp. (f/k/a Telecommunications Concepts, Inc.); Teligent Communications, L.L.C.; Teligent License Co. I, L.L.C.; Teligent License Co. II, L.L.C.; Teligent of Virginia, Inc.; Teligent Professional Services, Inc.; and Teligent Telecommunications, L.L.C.

                     TELIGENT, INC. (Domestic Subsidiaries)
                             (Debtor-in-Possession)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited, In thousands)

                                                                      June 30,
                                                                        2002
                                                                     -----------
 Assets
 Current assets:
    Cash and cash equivalents                                        $   13,320
    Accounts receivable, net of allowance for doubtful
      account of $8,605                                                   2,426
    Prepaid expenses and other current assets                               707
    Restricted cash and investments                                      13,878
                                                                     -----------
      Total current assets                                               30,331

 Property and equipment, net of accumulated depreciation
    of $3,623                                                            12,401
 Intangible assets, net of accumulated amortization
    of $16,283                                                           35,619
 Other assets                                                               221
                                                                     -----------
      Total assets                                                   $   78,572
                                                                     ===========

 Liabilities and Stockholders' Deficit
 Current liabilities:
    Short-term borrowings                                            $   74,482
    Accounts payable                                                     26,883
    Accrued expenses                                                      6,833
                                                                     -----------
      Total current liabilities                                         108,198

 Other noncurrent liabilities                                             5,077
 Liabilities subject to compromise                                    1,481,959

 Series A preferred stock                                               538,953

 Stockholders' deficit:
    Intercompany receivable                                             (46,378)
    Common stock                                                            637
    Additional paid-in capital                                          797,397
    Accumulated deficit                                              (2,807,271)
                                                                     -----------
      Total stockholders' deficit                                    (2,055,615)
                                                                     -----------

    Total liabilities and stockholders' deficit                      $   78,572
                                                                     ===========

                     TELIGENT, INC. (Domestic Subsidiaries)
                             (Debtor-in-Possession)
                  CONDENSED CONSOLIDATED STATEMENT OF OPERATION
               (Unaudited, in thousands, except per share amounts)

                                                                   Month ended
                                                                  June 30, 2002
                                                                  --------------
 Revenues:
     Communications services, net                                 $         378

 Costs and expenses:
     Cost of services                                                     1,093
     Sales, general and administrative                                      626
     Restructuring                                                           (9)
     Depreciation and amortization                                          423
                                                                  --------------
       Total costs and expenses                                           2,133
                                                                  --------------

     Loss from operations                                                (1,755)

 Interest expense                                                            27
 Reorganization items                                                    (1,542)
                                                                  --------------
     Loss before income tax                                                (240)
 Extraordinary items                                                        (98)
                                                                  --------------
     Net Income                                                            (142)
                                                                  ==============

 Basic and diluted net loss per common share                      $           -
                                                                  ==============

 Weighted average common shares outstanding                              63,701
                                                                  ==============

                     TELIGENT, INC. (Domestic Subsidiaries)
                             (Debtor-in-Possession)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)

                                                                   Month ended
                                                                  June 30, 2002
                                                                 ---------------
 Cash flows from operating activities:
 Net loss                                                           $      (142)
 Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                                           423
    Gain on sale and disposal of assets due to Chapter 11
    proceeding                                                               33
    Gain on allowance for doubtful accounts receivable
    previously written-off                                                 (237)
    Net changes in current assets and current liabilities:
       Accounts receivable                                                 (226)
       Prepaid expenses and other current assets                          2,138
       Accounts payable                                                  (3,497)
       Accrued expenses                                                    (201)
                                                                 ---------------
       Net cash used in operating activities                             (1,709)
                                                                 ---------------

 Cash flows from investing activities:
    Purchase of property and equipment                                      (17)
    Proceeds from sale of assets                                             33
    Change in restricted cash                                                 9
                                                                 ---------------
     Net cash provided by investing activities                               25
                                                                 ---------------

 Cash flows from financing activities:
                                                                 ---------------
     Net cash used in financing activities                                    -
                                                                 ---------------
 Net change in cash and cash equivalents                                 (1,684)

 Cash and cash equivalents, beginning of period                          15,004
                                                                 ---------------
 Cash and cash equivalents, end of period                          $     13,320
                                                                 ===============

                     TELIGENT, INC. (Domestic Subsidiaries)
                             (Debtor-in-Possession)
                            Supplemental Information
                            (Unaudited, in thousands)

                                                                   Month ended
                                                                  June 30, 2002
                                                                  --------------
        a    Wages and severance paid                              $        515
        b    Payroll taxes withheld                                         144
        c    Employer tax                                                    31
        d    Gross Sales                                                    378
        e    Sales and use taxes due                                        114
        f    Property taxes                                                   -
        g-a  Other taxes, fees -  Trust Fund, net                           175
        g-b  Other taxes, fees - non Trust Fund, net                        139

                     TELIGENT, INC. (Domestic Subsidiaries)

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   PETITION FOR RELIEF UNDER CHAPTER 11

      On May 21, 2001, the Company and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in order to facilitate the restructuring of the Company's long-term debt and other obligations. The 21 separate cases were procedurally (but not substantively) consolidated for joint administration. Each of the Company and the subsidiaries included in the filings will continue to operate their businesses as debtors in possession during the reorganization proceeding. The bankruptcy petitions were filed in order to preserve cash and to give the Company and its domestic subsidiaries the opportunity to restructure their debt. The Company's foreign subsidiaries were not part of the Chapter 11 filing.

      In conjunction with the filing of the petitions, the Company entered into an interim arrangement with its lenders to provide funds, subject to certain conditions, for near-term operations. The U.S. Bankruptcy Court approved the interim arrangement with the Company's lenders on May 21, 2001. A hearing on the interim arrangement was held on June 13, 2001, where the Court approved further interim financing from the Company's lenders and approved a streamlined process whereby further Court approvals will be unnecessary for additional interim funding. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein, including the effects of any plan of reorganization or liquidation.

      Based on the aforementioned bankruptcy coupled with the violation of certain debt-covenants, the Company is in default on all of its indebtedness in existence as of the petition date. The Company has classified this debt in the accompanying unaudited condensed consolidated balance sheet at June 30, 2002, as liabilities subject to compromise. In addition, as a result of these bankruptcy proceedings, substantially all of the liabilities, litigation and claims against the Debtors in existence at the petition date are stayed unless the stay is modified or lifted or payment is otherwise authorized by the Bankruptcy Court.

      On August 23, 2001, certain of the Debtors entered into an Asset Purchase Agreement (the "Agreement") with Teligent Acquisition Corp. ("TAC") for the sale and purchase of substantially all of the Company's core domestic business and assets. Under the Agreement, TAC agreed to pay, subject to certain financing and regulatory contingencies, in excess of $115 million for the Company's core domestic fixed wireless business and assets. The Agreement is subject to numerous approvals, including the U. S. Bankruptcy Court, the Federal Communications Commission, the Department of Justice, and state regulatory agencies.

      On August 24, 2001, the Company announced it would restructure retail operations in twelve of its markets: Atlanta, Charlotte, Denver, Detroit, Indianapolis, Kansas City, Minneapolis, Orlando, Portland, San Francisco, San Antonio and Seattle. Eleven markets will remain after the Company's retail operations in these twelve markets are restructured.

      On August 24, 2001, the Debtors filed a motion with the U. S. Bankruptcy Court requesting authority to sell the Company's core assets to TAC, subject to higher and better offers. The hearing to consider and approve the transaction with TAC, or an alternative higher and better offer, was initially scheduled for October 3, 2001. After the initial adjournment on October 12, 2001, the Company requested that the Court further adjourn the hearing regarding the transaction with TAC until October 30, 2001. The Court granted the request and adjourned the hearing until October 30, 2001.

      On October 30, 2001, the Company requested that the U.S. Bankruptcy Court adjourn the hearing regarding the TAC transaction until November 15, 2001 which request was granted by the Court.

      On November 14, 2001, the U.S. Bankruptcy Court authorized the Company to substantially reduce its workforce, file regulatory applications and notices regarding the discontinuance of certain services to a substantial number of customers in its eleven remaining retail local markets, and issue notices to such affected customers. These actions to further restructure the Company's operations were taken due to its inability to attract a suitable investor and/or purchaser in the time frame anticipated. The Company will continue to provide facilities-based private line, transport, and wholesale services as well as resold services in all 74 markets where it holds fixed-wireless licenses.

      On November 15, 2001, the Company provided notice to TAC terminating the Agreement due to TAC's inability to raise the funding required under the Agreement.

      On November 30, 2001, Executive Conference, Inc. ("ECI"), a wholly owned domestic subsidiary of the Company, entered into an Asset Purchase Agreement (the "Purchase Agreement") with Summit Acquisition LLC ("Summit") for the sale and purchase of substantially all of ECI's assets. Under the terms of the Purchase Agreement, Summit has agreed to pay $60 million in cash for ECI's assets. ECI is a provider of teleconferencing services.

      On December 12, 2001, ECI filed a motion with the U. S. Bankruptcy Court requesting authority to sell ECI's assets to Summit, subject to higher and better offers. On December 28, 2001, an auction was held for the assets of ECI and the transaction with Summit was determined to be the highest and best offer for such assets. On January 3, 2002, the U.S. Bankruptcy Court approved the transaction with Summit, which was consummated on January 7, 2002.

      On May 21, 2002, the Company filed a proposed plan of reorganization, disclosure statement and related solicitation materials with the Court. After several amendments to those documents, the Court entered an order on or about July 10, 2002 approving the form of the disclosure statement, as amended, and authorized the Company to commence soliciting votes and consents to the plan of reorganization, as amended. All of the relevant documents can be viewed at http://www.bmccorp.net/teligent/.

2.   BASIS OF PRESENTATION

      The accompanying unaudited condensed consolidated financial statements include the results of Teligent, Inc. and all of its direct and indirect domestic subsidiaries for the month ended June 30, 2002. The Company's foreign subsidiaries are not part of the Chapter 11 filing and therefore are not included in these statements. These financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. These statements include intercompany balances that would be eliminated, in accordance with generally accepted accounting principles, when the results of the Company are consolidated with all of its foreign subsidiaries.

3.   SIGNIFICANT ACCOUNTING POLICIES

      The unaudited condensed consolidated financial statements have been prepared using the accounting policies disclosed in the company's prior annual audited financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4.   DEBT

     Total debt consists of the following (in thousands):

                                                                       June 30,
                                                                         2002
                                                                    ------------
     11.5% Senior Notes due 2007....................................$   300,000
     11.5% Senior Discount Notes due 2008...........................    361,802
     Credit Facility................................................    740,000
                                                                    ------------
     Total debt                                                     $ 1,401,802
                                                                    ============

     The Company is in default on all of its indebtedness as a result of, among other things, its failure to deliver definitive documentation with respect to financing within the time period required by the Amendment to the Credit Facility (described in detail below), and because of the bankruptcy filing. As a result of the bankruptcy filing, all of its outstanding debt in existence as of the prepetition date has been classified as liabilities subject to compromise.

   Senior Notes Offering

     In November 1997, the Company issued $300 million of 11 1/2% Senior Notes due 2007 (the "Senior Notes"). The Company used $93.9 million of the net proceeds of this offering to purchase a portfolio of Treasury securities which were pledged as collateral for the payment of interest on the Senior Notes through December 1, 2000.

   Senior Discount Notes Offering

     On February 20, 1998, the Company completed an offering (the "Discount Notes Offering") of $440 million 11 1/2% Senior Discount Notes due 2008 (the "Senior Discount Notes"). The Company received $243.1 million in net proceeds from the Discount Notes Offering, after deductions for offering expenses of $7.6 million. Under a 1998 exchange offer, all outstanding Senior Discount Notes were exchanged for 11 1/2% Series B Discount Notes due 2000 (the "New Discount Notes") which have been registered under the Securities Act of 1933, as amended. The New Discount Notes are identical in all material respects to the Senior Discount Notes.

   Credit Facility

     On July 2, 1998, the Company entered into a credit agreement, as subsequently amended, (the "Bank Credit Agreement") with certain lenders, providing for credit facilities up to an aggregate of $800 million (the "Credit Facility"). Availability of funds under the Credit Facility were subject to certain conditions as defined in the Bank Credit Agreement, all of which were met prior to the draw down of the entire facility in January 2001. Substantially all of the Company's assets secure the obligations under the Bank Credit Agreement.

     The Credit Facility is structured into three separate tranches consisting of a term loan facility, a delayed draw term loan facility and a revolving credit facility, each of which has a final maturity of eight years. Interest accrues on $575 million of outstanding borrowings based on a floating rate tied to the prevailing LIBOR rate and adjusts based on the attainment of certain key revenue and leverage benchmarks. The remaining $214.7 million accrued interest at a fixed rate of 11.125% per annum. The Company incurred commitment and other fees in connection with obtaining the Credit Facility totaling $19.9 million, which was being amortized over eight years. As a result of the bankruptcy filing, unamortized commitment fees including those incurred in connection with obtaining the Credit Facility were written off as reorganization charges in the amount of $28.0 million. The Credit Facility contains certain financial and other covenants that restrict, among other things, the Company's ability to (a) incur or create additional debt, (b) enter into mergers or consolidations, (c) dispose of a significant amount of assets, (d) pay cash dividends, or (e) change the nature of its business. The amounts outstanding under the Credit Facility are subject to mandatory prepayments in certain circumstances.

     The Company executed an Amendment and Consent (the "Amendment") to the Bank Credit Agreement subsequent to December 31, 2000. Pursuant to the Amendment, the interest rates applicable to borrowings under the Credit Facility were increased. The Amendment also increased the maximum aggregate principal amount under the optional term loan tranche of the Credit Facility from $400 million to $600 million, of which $350 million can be utilized as vendor loans. The optional term loan tranche is not a binding commitment of the lenders, rather it provides a vehicle for any of the lenders to loan the Company additional funds under the Credit Facility.

     The Amendment also changed several of the covenants applicable to the Company. The Company received a waiver for default of the fixed charge coverage ratio for the period ending December 31, 2000 from the lenders as part of the Amendment, and the test was eliminated for the first quarter of 2001. The Amendment also requires the Company to maintain substantially all of its cash and cash equivalents in a collateral and securities account with lender bank (the "Collateral Account") and the remainder of its funds in a separate operating account. The Amendment also contains a waiver that permitted the explanatory paragraph included in the Company's auditor's opinion for the year ended December 31, 2000.

     As part of the Amendment, the Company was required to deliver definitive documentation with respect to vendor financing (in an aggregate amount of at least $250 million) and convertible notes (in an aggregate amount of at least $100 million), no later than April 30, 2001, which requirement was subsequently extended by mutual agreement to May 21, 2001. The Company was not successful in securing the additional financing and on May 21, 2001 (the "Petition Date"), the Company filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code.

      On June 13, 2001, the U.S. Bankruptcy Court issued an order permitting the Company to continue to use amounts on deposit in the Collateral Account as well as cash generated from the operation of the Company's businesses, subject to periodic budgets to be approved by the Company's senior lenders. The Order also:
(a) converts the prepetition outstanding Credit Facility to a postpetition loan with superpriority status by a maximum amount equal to (i) the cash drawn from the Collateral Account by the Company during the bankruptcy, and (ii) the proceeds from accounts receivable; (b) limits the postpetition loan to the balances in the Collateral Account and accounts receivable in existence as of the petition date. As of June 30, 2002, the Company has classified $74.5 million as a postpetition loan, subject to a final accounting of the cash collections of prepetition accounts receivable in existence as of the petition date. On January 8, 2002, the Company paid down $40.0 million from the proceeds relating to the sale of ECI's assets. During March, 2002 the Company paid down an additional $20.0 million, $10 million from the Company's foreign subsidiaries, $5.0 million from the proceeds relating to the sale of ECI's assets, and $5.0 million from the proceeds relating to other asset sales of the company.


5.    RESTRUCTURING RESERVE

     As of June 30, 2002, the Company has continued restructuring its operations in order to focus future business growth on the Company's fixed-wireless networks. The restructuring initiatives included workforce reductions associated with planned efforts to realign the sales, operations and real estate organizations. At June 30, 2002, the restructuring reserve balance totaled $3.5 million consisting of personnel-related costs, primarily related to severance totaling $1.0 million, office closures totaling $0.9 million and other costs of $1.6 million.

6.    ASSET IMPAIRMENT

     Due to the bankruptcy filing and related events the Company believes that certain assets have been impaired. In addition, as the Company realigns its service offerings to focus on its fixed-wireless wholesale transport, private line and resale operation, certain assets have been removed from service and remain unutilized or have been abandoned. In March 2002, the Company recognized additional asset impairment charges of $81.5 million with an effective date of December 31, 2001. As a result of the aforementioned the Company has reduced the current month depreciation expense by $2.4 million which reflects the depreciation expense that would have been recognized had the equipment continued to be used in current operations of the company. On April 30, 2002, the Company recorded additional asset impairment charges of $2.6 million to reflect the fair market value of certain assets.

7.   REORGANIZATION CHARGES

     As of June 30, 2002, the Company has recorded reorganization costs totaling approximately $1.0 million, consisting of professional fees of $2.7 million related to the bankruptcy filings, $(1.5) million proceeds from the sale of assets recognized as asset impairment charges in prior period, and $(0.2) million for other miscellaneous income.

8.    EMPLOYEE BENEFIT PLANS

     Employees of the Company may participate in a 401(k) retirement plan in which eligible employees may elect to contribute, on a tax-deferred basis, up to 15% of their compensation, not to exceed annual maximums as defined in the Internal Revenue Code. The Company matches one-half of a participant's contribution up to 6% of the participant's compensation, vesting over 4 years. During 2002, the 401(k) retirement plan experienced a partial plan termination due to the number of employees involuntarily separated from employment. Consequently, all employees who were separated from the Company due to a reduction in workforce received 100% of the Company's matching funds in their 401(k) account.

     Effective July 1, 1999, the Company adopted the Employee Stock Purchase Plan ("ESPP"). Under the ESPP, the Company authorized the issuance of 300,000 shares of Class A Common Stock, which allowed eligible employees to purchase such shares at 85% of the fair value of the Class A Common Stock. As of January 2001, the Company had issued all such shares available under the ESPP. No additional shares will be distributed under the ESPP unless and until more shares of Class A Common Stock are authorized for distribution under the ESPP.

9.       EXTRAORDINARY ITEMS

     As of June 30, 2002, the Company reported certain unsecured creditors' settlements of $1.4 million as extraordinary items according to the guidelines of the Statement of Position ("SOP") 90-7.


                                      *****

TELIGENT, INC., et al.,
Case No. 01-12974 (SMB)
Disbursements by debtors from June 1, 2002 to June 30, 2002

CASE NO.  TAX ID NO.  DEBTOR NAME                                        Amount
--------  ----------  -----------                                       --------
01-12974  54-1866562  Teligent, Inc.                                $         -
01-12975  51-0390077  Teligent Services Inc.*                         2,712,457
01-13002  54-2006694  Teligent Professional Services, Inc.                    -
01-12981  54-2009508  Quincy Shell Corp.
                      (f/k/a Executive Conference, Inc.)                 26,287
01-12991  54-1993057  Quadrangle Investments, Inc.                            -
01-12985  31-1066400  Sawyer Shell Corp.
                      (f/k/a InfiNet Telecommunications, Inc.)                -
01-12979  54-1941227  Backlink, L.L.C.                                        -
01-12976  23-2430439  Xandu Shell Corp.
                      (f/k/a American Long Lines, Inc.)                       -
01-12978  54-1878787  Auctel, Inc.                                            -
01-13003  54-1942622  Teligent Telecommunications, L.L.C.                     -
01-12980  34-1713206  Winston Shell Corp.
                      (f/k/a Easton Telecom Services, Inc.)                   -
01-12994  54-1942632  Teligent Communications, L.L.C.                         -
01-13004  54-1891303  Teligent of Virginia, Inc.                              -
01-12990  52-1731424  OMC Communications, Inc.                                -
01-12977  91-1576088  Association Communications, Inc.                        -
01-12986  54-1960620  Jtel, L.L.C.                                            -
01-12989  54-1960861  KatLink, L.L.C.                                         -
01-12993  54-1146458  Atlantis II Shell Corp.
                      (f/k/aTelecommunications Concepts, Inc.)                -
01-12983  13-3617289  FirstMark Communications, Inc.                          -
01-12997  52-2056185  Teligent License Co. I, L.L.C.                          -
01-12999 52-2056187   Teligent License Co. II, L.L.C.                         -
                                                                    ------------
                                                                    $ 2,738,744
                                                                    ------------

*Payroll disbursement recorded through Teligent Services, Inc.